UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.  Other Events.

On March 9, 2007, Iron Mountain Incorporated (the “Company”) announced that its wholly owned subsidiary, Iron Mountain Nova Scotia Funding Company, priced a private placement of C$175 million in aggregate principal amount of its 7-1/2% CAD Senior Subordinated Notes due 2017 (the “7-1/2% Notes”). The 7-1/2% Notes will be sold at par. The 7-1/2% Notes will be fully and unconditionally guaranteed by the Company and certain of its wholly owned subsidiaries. The net proceeds of the offering will be used to repay a portion of amounts outstanding under the Company’s existing term loan facility. The closing of the offering is expected to occur on March 15, 2007 and is subject to customary closing conditions. A copy of our press release announcing the pricing of the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The 7-1/2% Notes will be sold only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States pursuant to Regulation S under the Securities Act, including in Canada to accredited investors pursuant to National Instrument 45-106 - Prospectus and Registration Exemptions. The 7-1/2% Notes have not been registered under the Securities Act, or applicable securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The 7-1/2% Notes are also exempt from the prospectus requirements of applicable Canadian securities laws and may not be resold in Canada except pursuant to a further exemption therefrom.

This Current Report on Form 8-K shall not constitute an offer to sell, nor a solicitation of an offer to buy, securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers or sales of the 7-1/2% Notes will be made only by means of a private offering memorandum.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Iron Mountain Incorporated dated March 9, 2007, regarding the pricing of Iron Mountain Incorporated’s private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Garry B. Watzke Name: Garry B. Watzke Title: Senior Vice President and General Counsel

Date: March 12, 2007